Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of the Chesapeake Corporation 401(k) Savings Plan for Salaried Employees (the"Plan") on Form 11-K for the period ended December 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and the changes in net assets available for benefits of the Plan.

/s/ David A. Winter	Date: June 27, 2003
David A. Winter
Chairman of the 401(k) Plan Committee
Director of Human Resources, Chesapeake Corporation

/s/ Andrew J. Kohut	Date: June 27, 2003
Andrew J. Kohut
Member of the 401(k) Plan Committee
Executive Vice President & Chief Financial Officer, Chesapeake Corporation

A signed original of this written statement required by Section 906 has been provided to Chesapeake Corporation and will be retained by Chesapeake Corporation and furnished to the Securities and Exchange Commission or its staff upon request.